UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                                 Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

BIOLASE, INC.

NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2021

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held on November 19, 2021, at 10:00 a.m. Pacific Time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610.** At the Special Meeting, you will be asked to vote on the following matters, as more fully described in the accompanying proxy materials:

1.

the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors (the “Amendment Proposal”);

2.

to approve the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Chief Executive Officer and President of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Amendment Proposal (the “Adjournment Proposal”); and

3.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that our stockholders vote FOR the Amendment Proposal and the Adjournment Proposal. Stockholders of record at the close of business on October 1, 2021 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Special Meeting in person.

YOUR VOTE IS

IMPORTANT

Whether or not you plan to attend the Special Meeting, please vote as promptly as possible. If you receive more than one Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or proxy card because your shares are registered in different names or addresses, please vote according to the instructions for each Internet Notice or proxy card received to ensure that all of your shares are counted. Shares held by banks, brokers or other nominees on your behalf should be voted according to the instructions you receive from such parties. Prompt voting will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “Voting Procedures” on page 2 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 2021

The Company’s Notice of Special Meeting and Proxy Statement are available on the Internet at www.investorvote.com/BIOL. These materials are also available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BIOLASE, INC.

BY ORDER OF THE BOARD OF DIRECTORS

Michael Carroll
Corporate Secretary

Foothill Ranch, California — October 8, 2021

**

We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the Special Meeting at a physical location, we will host a virtual-only Special Meeting. If we determine to host a virtual-only Special Meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through a filing with the Securities and Exchange Commission. If you are planning to attend the Special Meeting, please be sure to check our website for any updates in the days before our Special Meeting. As always, we encourage you to vote your shares prior to the Special Meeting.

BIOLASE, INC.

27042 Towne Centre Drive, Suite 270

Foothill Ranch, California 926104

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 2021

PROXY STATEMENT GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at a special meeting of stockholders to be held on November 19, 2021, and at any adjournment or postponement thereof (the “Special Meeting”). The Special Meeting will be held at 10:00 a.m. Pacific Time at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about October 8, 2021. Our stockholders will be asked to vote on the following proposals:

1.

the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors (the “Amendment Proposal”);

2.

to approve the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Chief Executive Officer and President of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Amendment Proposal (the “Adjournment Proposal”); and

3.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

RECORD DATE AND QUORUM REQUIREMENTS

The close of business on October 1, 2021 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Our common stock is the only class of securities entitled to vote at the Special Meeting. As of the Record Date, 153,017,040 shares of our common stock were issued and outstanding. Each outstanding share of our common stock will be entitled to one vote on each matter submitted to a vote of the holders of our common stock at the Special Meeting.

The holders of a majority of the shares of our common stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting and at any adjournment or postponement thereof. Any abstentions will be deemed as present for purposes of determining a quorum.

VOTING PROCEDURES

Voting in Person

If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting. If you hold your shares via a broker, bank or other nominee (referred to herein as a “broker”), you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker authorizing you to vote those shares. Please also see the information under “What do I need for admission to the Special Meeting?” in the section entitled “Questions and Answers about Proxy Materials and Voting” below.

Shares Held in Street Name

If you hold your shares in street name via a broker, you should have received a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or voting instruction card and voting instructions with these proxy materials from your broker. To ensure that your vote is counted, follow the directions set forth on the voting instructions that you receive.

Internet Voting Procedures

The Internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the Internet Notice and the proxy card. Internet voting facilities for stockholders of record are available 24 hours a day and will close at 1:00 a.m. Pacific Time on the day of the Special Meeting.

Mail Voting Procedures

To vote by mail, you must first request a proxy card if you did not receive one. Instructions on how to request printed proxy materials are provided on the Internet Notice. To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the proxy card. A proxy card submitted by mail must be received at least one business day prior to the date of the Special Meeting.

Telephone Voting Procedures

The telephone authorization procedure is designed to authenticate your identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the Internet Notice and the proxy card. Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 1:00 a.m. Pacific Time on the day of the Special Meeting.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, we are sending an Internet Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Internet Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the Company in connection with the Special Meeting and to reduce the environmental impact of the Special Meeting.

Q.	Why am I receiving these materials?

A.

Our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Please see the procedures for voting your shares by mail, Internet or telephone under “Voting Procedures” above and refer to the instructions on your Internet Notice or proxy card.

Q.	Who is entitled to vote?

A.

Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of the Record Date, 153,017,040 shares of our common stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

Q.	What proposals will be voted on at the Special Meeting?

A.	Stockholders will vote on the following at the Special Meeting:

1.	the Amendment Proposal;

2.	the Adjournment Proposal; and

3.	any other business that may properly come before the Special Meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends a vote FOR the approval of the Amendment Proposal and FOR the approval of the Adjournment Proposal.

Q.	What do I need for admission to the Special Meeting?

A.

Admittance is limited to stockholders of the Company. If you are the stockholder of record as of the close of business on the Record Date, your name will be verified against the list of stockholders prior to your admittance to the Special Meeting. You should be prepared to present photo identification for admission at the Special Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of our common stock as of the Record Date, a copy of the voting instruction card provided by your broker or other similar evidence of ownership as of the Record Date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Special Meeting.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the Special Meeting and voting in person.

Proxies submitted by Internet or by telephone must be received by 1:00 a.m. Pacific Time on the day of the Special Meeting, and proxies or revocations submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, you may change your vote by submitting new voting instructions to your broker. Please note that if your shares are held of record by a broker, and you decide to attend and vote at the Special Meeting, your vote in person at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker).

Q.	What constitutes a quorum?

A.

The presence at the Special Meeting, either in person or represented by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat shall constitute a quorum for the transaction of business at the Special Meeting. Shares voted FOR, AGAINST or ABSTAIN or properly executed proxy cards returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

Q.	How many votes are needed to approve the Amendment Proposal and the Adjournment Proposal?

A.

The Amendment Proposal will be approved if a majority of the outstanding shares of our common stock entitled to vote on such proposal vote at the Special Meeting FOR such proposal. The Adjournment Proposal will be approved if a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on such proposal vote at the Special Meeting FOR such proposal.

Q.	What is the impact if I abstain from voting?

A.

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Abstentions with respect to the Amendment Proposal or the Adjournment Proposal will have the same effect as voting AGAINST that proposal.

Q.	Will there be any broker non-votes?

A.

Brokers holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote such shares on “routine” matters but not on any “non-routine” matters. The Amendment Proposal and the Adjournment Proposal are matters we believe will be considered “routine” and, therefore, brokers will have discretionary authority to vote on all proposals and there will not be any broker non-votes. Brokers do not always exercise this discretionary authority, and if your broker does not (and you have not given any voting direction), your shares will not be voted. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Special Meeting.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Pacific Time on the day of the Special Meeting (or if the Special Meeting is adjourned, by 1:00 a.m. Pacific Time on the day on which the Special Meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.

If you hold your shares through a broker, please refer to your voting instruction card for instructions and applicable deadlines.

Q.	What does it mean if I receive more than one Internet Notice or proxy card?

A.

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please follow the instructions for voting on each Internet Notice and proxy card received.

Q.	How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted:

•	FOR the approval of the Amendment Proposal; and

•	FOR the approval of the Adjournment Proposal.

If you hold your shares in street name via a broker and return a signed but blank voting instruction card (and do not otherwise provide the broker with voting instructions), your shares will be counted as present for purposes of establishing a quorum and will be voted in accordance with the broker’s discretion on the Amendment Proposal and the Adjournment Proposal, but will not be voted on any non-routine matters that are properly presented at the Special Meeting.

Our Board knows of no matter to be presented at the Special Meeting other than the Amendment Proposal and the Adjournment Proposal. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Where can I find the voting results of the Special Meeting?

A.	We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

Q.	Who is making this solicitation?

A.

This proxy solicitation is being made on behalf of our Board. We have retained D. F. King & Co., Inc. (“D.F. King”) to provide proxy solicitation services in connection with the Special Meeting. We will pay D. F. King a fee of approximately $40,000 and will reimburse D. F. King’s reasonable and customary documented out-of-pocket expenses actually incurred.

Q.	Who will bear the costs of this solicitation?

A.

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Internet Notice, this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Who should I contact if I have any questions about how to vote?

A.	If you have any questions about how to vote your shares, you may contact our proxy solicitor at:

D.F. King & Co, Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

Q.	Will a stockholder list be available for inspection?

A.

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting and, for 10 days prior to the Special Meeting, at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

PROPOSAL ONE: AMENDMENT PROPOSAL

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD

Overview

The reverse stock split proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect a reverse stock split (without reducing the number of authorized shares of our common stock), if, and when determined by our Board. Our Board has deemed it advisable, approved and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-fifteen (1:15) (the “Split Ratio Range”), in the form set forth in Appendix A to this proxy statement.

If we receive the required stockholder approval, our Board would have the sole authority to elect, at any time prior to May 31, 2022, whether or not to effect a reverse stock split. Even with stockholder approval of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation at the Special Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On October 7, 2021, the closing bid price for our common stock on the Nasdaq Capital Market was $0.61 per share.

On May 24, 2021, we received a deficiency letter from the Nasdaq Stock Market notifying the Company that, for the last 30 consecutive business days, ending on May 21, 2021, the bid price for the Company’s common stock had closed below the minimum bid price. In accordance with Nasdaq rules, the Company has been provided an initial period of 180 calendar days, or until November 22, 2021, to regain compliance. If the Company does not regain compliance by that date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to provide written notice of its intention to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the minimum bid price requirement. If the Company does not regain compliance with the minimum bid price rule by November 22, 2021, and is not eligible for an additional compliance period, Nasdaq will provide written notification to the Company that its common stock may be delisted.

Our Board is seeking stockholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans. At our 2021 annual meeting of stockholders, our stockholders approved an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of our common stock available for issuance under the plan by an additional 24,700,000 shares (the “Plan Amendment”). Notwithstanding stockholder approval of the Plan Amendment, we cannot grant any additional awards under the plan because we do not have a sufficient number of authorized shares under our Certificate of Incorporation. The reverse stock split would help ensure that we have adequate shares available to make awards anticipated by the plan (functionally giving full effect to the previously approved Plan Amendment) and allow the Board flexibility for future issuances, including the ability to potentially replace certain cash incentive awards with equity awards.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before November 22, 2021 (or before the end of an extended compliance period, if granted), we expect our common stock to be subject to a delisting action by the Nasdaq Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the Nasdaq Capital Market.

If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the reverse stock split, our Board reserves the right not to effect the reverse stock split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market;

•	we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On October 7, 2021, the closing bid price for our common stock on the Nasdaq Capital Market was $0.61 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve granting our Board the authority to amend our Certificate of Incorporation to effect a reverse stock split, and if our Board decides to effectuate such amendment, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, in accordance with the Split Ratio Range, from 153,017,040 shares as of the record date to between and including 76,508,520 shares and 10,201,136 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the ratio approved by Board within the Split Ratio Range.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) stock options to purchase an aggregate of 2,430,335 shares of our common stock with exercise prices ranging from $0.29 to $13.20 per share and (b) warrants to purchase an aggregate of 17,855,039 shares of our common stock with exercise prices ranging from $0.38 to $9.00 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease by the ratio approved by Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since 2015, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD.

PROPOSAL TWO: ADJOURNMENT PROPOSAL

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IN THE REASONABLE DISCRETION OF THE CHIEF EXECUTIVE OFFICER AND PRESIDENT OF THE COMPANY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AMENDMENT PROPOSAL

Background

If, at the Special Meeting, the number of shares of our common stock present or represented and voting in favor of the Amendment Proposal is insufficient to approve such proposal, the Chief Executive Officer and President of the Company, in his reasonable discretion, may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of the Amendment Proposal.

Our Board believes that if the number of shares of our common stock present in person or represented by proxy at the Special Meeting and voting in favor of the Amendment Proposal is insufficient to approve such proposal, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Amendment Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, or any adjournment or postponement thereof, to use the additional time to solicit additional proxies in favor of the Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of shares of our common stock present in person or represented by proxy at the Special Meeting will vote against the Amendment Proposal, we could adjourn the Special Meeting without a vote on the Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Amendment Proposal.

Recommendation of our Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 1, 2021, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. The following table sets forth the beneficial ownership of shares of our common stock as of October 1, 2021, by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 153,017,040 shares of our common stock outstanding as of October 1, 2021. Shares underlying stock options or warrants exercisable within 60 days of October 1, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or RSUs Releasable Within 60 Days of October 1, 2021	Percentage of Class
Todd A. Norbe(1)(2)	1,225,294	(3)	—	*
Jonathan T. Lord, M.D.(1)	1,406,448	(4)	—	*
Richard B. Lanman, M.D.(1)	561,014	(5)	—	*
Jess Roper(1)	345,863	(6)	—	*
Elaine Wagner(1)	466,275	(7)	—	*
John R. Beaver(1)(2)	408,127	(8)	1,667	*
Kathleen T. O’Loughlin(1)	—		—	*
Carol Summerhays(1)	—		—	*
Martha Somerman(1)	—		—	*
All current directors and executive officers as a group (9 persons)	4,413,021		1,667	2.8%

*	Represents less than 1%.
(1)	Director
(2)	Named executive officer
(3)	Includes preferred stock convertible to 7,500 shares of our common stock. Resigned as executive officer on February 22, 2021.
(4)	Includes vested options to purchase 443,659 shares of our common stock and warrants to purchase 7,477 shares of our common stock.
(5)	Includes vested options to purchase 205,084 shares of our common stock.
(6)	Includes vested options to purchase 187,378 shares of our common stock. Excludes 185,245 vested RSUs contributed into the Company’s deferred compensation plan.
(7)	Includes vested options to purchase 176,045 shares of our common stock.
(8)	Includes vested options to purchase 164,999 shares of our common stock. Excludes 671,681 vested RSUs contributed into the Company’s deferred compensation plan.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610, Attention: Corporate Secretary or (3) call (833) 246-5273. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2022 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610, Attention: Corporate Secretary, no later than December 20, 2021, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before January 26, 2022 or after February 25, 2022.

Other Matters

We know of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act, as amended, and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

The Company’s common stock is listed on the Nasdaq Capital Market and trades under the symbol “BIOL.”

By Order of the Board of Directors,

Jonathan T. Lord
Chairman of the Board

Date: October 8, 2021

APPENDIX A

FORM OF SIXTH AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

2.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is ONE HUNDRED EIGHTY ONE MILLION (181,000,000) shares of which stock ONE HUNDRED EIGHTY MILLION (180,000,000) shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Sixth Amendment to Restated Certificate of Incorporation of the Corporation, each [•]1 ([•]) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

5.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

* * * * *

[1]	The reverse stock split shall be at a ratio of not less than 1:2 and not more than 1:15.

BIOLASE Advancing Dentistry TM MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000004 000000000.000000000000000.000000 ext ext 000000000.000000000000000.000000 ext ext Your vote matters – here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD ADD 3 2 received by 1:00 a.m., Pacific Time, on ADD 4 November 19, 2021. MMMMMMMMM ADD 5 Online ADD 6 Go to ww.investorvote.com/BIOL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/BIOL 2021 Special Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR Proposals 1 & 2. For Against Abstain For Against Abstain 1. To amend the Company’s Certificate of Incorporation to effect a 2. To adjourn the special meeting, if necessary, in the reasonable reverse stock split of Company common stock (without reducing discretion of the Chief Executive Officer and President of the the authorized number of shares of Company common stock). Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1. NOTE: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the proposals listed above. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM0 2 B M 5 1 6 8 8 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03IWAC

2021 Special Meeting of BIOLASE, Inc. Friday, November 19, 2021, 10:00 a.m. Pacific Time BIOLASE Headquarters 27042 Towne Centre Drive, Suite 270 Foothill Ranch, CA 92610 Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.edocumentview.com/BIOL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIOL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2021 Special Meeting Proxy - BIOLASE, INC. Proxy Solicited by Board of Directors for Special Meeting of Stockholders – November 19, 2021 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on November 19, 2021 and the Proxy Statement, and appoints John R. Beaver and Jennifer Bright and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2021 Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, on November 19, 2021, at 10:00 a.m. Pacific Time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR Proposals 1 & 2. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Special Meeting. By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +